Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1985 and 1995 Stock Option Plans of STV Group,
Incorporated of our report dated November 13, 1997 with respect to the consolidated financial statements of STV Group, Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission


                                                    /s/ Ernst & Young LLP
Harrisburg, Pennsylvania
March 20, 1998